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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8/S-3 of our report dated August 22, 1997, which appears on page F-2 of the Registration Statement on Form S-1 of J.D. Edwards & Company (file no. 333-30701). We also consent to the reference to us under the heading "Experts."

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Boulder, Colorado
September 22, 1997